EXHIBIT 32.1

SECTION 906 CERTIFICATION

Exhibit 32.1

CERTIFICATION OF DISCLOSURE PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Canna Corporation (formerly Mining Power Group, Inc.) (the "Company") on Form 10-K for the period ending December 31, 2018 as filed with the Securities and Exchange Commission on the date hereof (the "Report") I, Dror Svorai, Chief Executive Officer, Principal Executive Officer, Chief Financial Officer and Principal Accounting Officer of the Company, certify, pursuant to 18 USC section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge and belief:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: June 17, 2019

/s/ Dror Svorai

______________________________________________________________________

Dror Svorai,

Chief Executive Officer, Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.